Exhibit 5.1
Simpson Thacher & Bartlett llp
425 Lexington Avenue
New York, N.Y. 10017-3954
(212) 455-2000

Facsimile (212) 455-2502
March 29, 2010
L-3 Communications Corporation
600 Third Avenue, 34th Floor
New York, NY 10016
Ladies and Gentlemen:
     We have acted as counsel to L-3 Communications Corporation, a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company, the Delaware subsidiaries of the Company named on Schedule I attached hereto (each, a “Delaware Guarantor” and collectively, the “Delaware Guarantors”) and the non-Delaware subsidiaries of the Company named on Schedule II attached hereto (each, a “Non-Delaware Guarantor,” collectively, the “Non-Delaware Guarantors,” and taken together with the Delaware Guarantors, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) an indeterminate amount of senior debt securities (the “Senior Debt Securities”) and (ii) guarantees of the Guarantors to be issued in connection with the Senior Debt Securities (the “Guarantees”). The Senior Debt Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act.
     The Senior Debt Securities and the Guarantees thereof will be issued under an Indenture (the “Indenture”) among the Company, the Guarantors and The Bank of New York Mellon, as Trustee (the “Trustee”).
     We have examined the Registration Statement and the form of the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.
     In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that at the time of execution, authentication, issuance and delivery of the Senior Debt Securities, the Indenture will be the valid and legally binding obligation of the Trustee.
     We have assumed further that at the time of execution, authentication, issuance and delivery of the Senior Debt Securities and the Guarantees, the Indenture will have been duly authorized, executed and delivered by the Company and the Guarantors, the Senior Debt Securities will have been duly authorized, executed and delivered by the Company and the Guarantees will have been duly authorized, executed and delivered by the Guarantors. We have also assumed that the execution, delivery and performance by the Non-Delaware Guarantors of the Indenture and the Guarantees will not violate the laws of the Non-Delaware Guarantors’ respective states of formation or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States).
     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:
1. With respect to the Senior Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Senior Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Board”) and (b) the due execution, authentication, issuance and delivery of such Senior Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the Indenture and such agreement, such Senior Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.
2. With respect to the Guarantees, assuming (a) the due authorization of the issuance and terms of the Guarantees and related matters by each Guarantor, (b) the due execution, authentication, issuance and delivery of the Senior Debt Securities underlying such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.
     Our opinions set forth in paragraphs 1 and 2 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.
     We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).
     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.
Very truly yours,
/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP

SCHEDULE I
DELAWARE GUARANTORS
Broadcast Sports Inc., a Delaware corporation
International Resources Group Ltd., a Delaware corporation
L-3 Communications AIS GP Corporation, a Delaware corporation
L-3 Communications Avionics Systems, Inc., a Delaware corporation
L-3 Communications Cyterra Corporation, a Delaware corporation
L-3 Communications Electron Technologies, Inc., a Delaware corporation
L-3 Communications EOTech, Inc., a Delaware corporation
L-3 Communications ESSCO, Inc., a Delaware corporation
L-3 Communications Flight Capital LLC, a Delaware limited liability company
L-3 Communications Flight International Aviation LLC, a Delaware limited liability company
L-3 Communications Foreign Holdings, Inc., a Delaware corporation
L-3 Communications Germany Holdings, LLC, a Delaware limited liability company
L-3 Communications Integrated Systems L.P., a Delaware limited partnership
L-3 Communications Investments Inc., a Delaware corporation
L-3 Communications Klein Associates, Inc., a Delaware corporation
L-3 Communications Security and Detection Systems, Inc., a Delaware corporation
L-3 Communications Shared Services, LLC, a Delaware limited liability corporation
L-3 Communications Vector International Aviation LLC, a Delaware limited liability company
L-3 Communications Vertex Aerospace, LLC, a Delaware limited liability company
L-3 Fuzing and Ordnance Systems, Inc., a Delaware corporation
L-3 Services, Inc., a Delaware corporation
Lincom Wireless, Inc., a Delaware corporation
Pac Ord Inc., a Delaware corporation
Power Paragon, Inc., a Delaware corporation
SPD Electrical Systems, Inc., a Delaware corporation
SPD Switchgear Inc., a Delaware corporation

SCHEDULE II
NON-DELAWARE GUARANTORS
D.P. Associates Inc., a Virginia corporation
Electrodynamics, Inc., an Arizona corporation
Interstate Electronics Corporation, a California corporation
L-3 Chesapeake Sciences Corporation, a Maryland corporation
L-3 Communications Advanced Laser Systems Technology, Inc., a Florida corporation
L-3 Communications Applied Signal and Image Technology, Inc., a Maryland corporation
L-3 Communications Cincinnati Electronics Corporation, an Ohio corporation
L-3 Communications Dynamic Positioning and Control Systems, Inc., a California corporation
L-3 Communications EO/IR, Inc., a Florida corporation
L-3 Communications InfraredVision Technology Corporation, a California corporation
L-3 Communications MariPro, Inc., a California corporation
L-3 Communications Mobile-Vision, Inc., a New Jersey corporation
L-3 Communications Nova Engineering, Inc., an Ohio corporation
L-3 Communications Sonoma EO, Inc., a California corporation
L-3 Communications Westwood Corporation, a Nevada corporation
L-3 G.A. International, Inc., a Florida corporation
L-3 Global Communications Solutions, Inc., a Virginia corporation
L-3 Unmanned Systems, Inc., a Texas corporation
Microdyne Communications Technologies Incorporated, a Maryland corporation
Microdyne Corporation, a Maryland corporation
Microdyne Outsourcing Incorporated, a Maryland corporation
Titan Facilities, Inc., a Virginia corporation